Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

April 18, 2024

Gryphon Digital Mining, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by the selling stockholders listed in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”) of up to 5,797,922 shares of common stock of the Company, par value $0.0001 per share (the “Resale Shares”), consisting of (i) 446,611 Resale Shares issued pursuant to share settlement agreements (the “Share Settlement Agreements”) with certain former officers of the Company (the “Purchasers”), pursuant to which the Purchasers were issued shares of common stock as satisfaction for outstanding compensation balances owed to the Purchasers; (ii) 4,676,482 Resale Shares held by certain executive officers and directors (“Affiliates”) of the Company following the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 27, 2023, by and among the Company, Akerna Merger Co. and Ivy Crypto, Inc. (the “Merger Agreement”) and (iii) 674,829 Resale Shares (the “RSU Shares”) issuable to Affiliates upon settlement of restricted stock units (“RSUs”) pursuant to grant agreements between the Company and such Affiliates (“Grant Agreements”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as in effect as of the date of this opinion; (iii) the Settlement Agreements, the Merger Agreement and the Grant Agreements; and (iv) records of meetings and consents of the board of directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

•	the outstanding Resale Shares were duly and validly issued, fully paid and are non-assessable; and

•	the RSU Shares, when delivered upon the vesting of the RSUs, will be duly and validly issued, fully paid and non-assessable.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP